                                                                    Exhibit 99.1

SIPEX REPORTS REVISED THIRD QUARTER RESULTS TO REFLECT ACCOUNTING IMPACT OF CONVERTIBLE NOTE

Monday November 17, 5:31 pm ET

GAAP LOSS ADJUSTED TO $0.12 PER SHARE DUE TO MODIFIED ACCOUNTING TREATMENT OF CONVERTIBLE NOTE; NON GAAP LOSS ADJUSTED FROM $0.074 TO $0.076 PER SHARE DUE TO POST CLOSE ADJUSTMENT

MILPITAS, Calif., Nov. 17 /PRNewswire-FirstCall/ -- Sipex Corporation (Nasdaq:
SIPX - News) today reported that, following consultation with its independent auditors, it will modify the accounting treatment of the previously announced convertible promissory note issued in June 2003 to an affiliate of Future Electronics, Inc., the Company's largest distributor. The effect of the revised accounting treatment is a non cash reduction of $1.2 million to GAAP net sales, based on the fair value of the conversion rights attributed to the proportion of the annual sales target achieved in the third quarter of 2003. Net loss was also increased by the same amount. In addition, following a post close review, the Company reduced net sales by $85,000 and increased net loss by $39,000 ($0.002 per share).

The modified accounting treatment has no effect on the Company's operational results or cash flow.

Including these adjustments, net sales amounted to $15.2 million for the third quarter of 2003. Net loss for the third quarter of 2003 was $3.3 million or $0.12 per share. Excluding the $1.2 million non-cash charge described above relating to the convertible note, the non-GAAP, or pro forma net loss for the third quarter of 2003 was $2.1 million, or $0.076 per share.

Commenting on these adjustments, Walid Maghribi, president and CEO of Sipex said:

"After review with our new independent auditors, retained at the beginning of the third quarter of 2003, it was determined that this modification is the appropriate accounting method for the convertible note. While this accounting charge has no cash impact on the Company, we intend to work with Future Electronics to change the agreement to reduce or eliminate the ongoing accounting effects while attempting to preserve the features with the positive impact on sales. We are extremely pleased with our ongoing business relationship with Future Electronics."

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release that are not historical facts are identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. These forward-looking statements are estimates reflecting the best judgment of the senior management of Sipex. These forward-looking statements include statements regarding the Company's intentions to work with Future Electronics to modify the agreement and the accounting treatment of the arrangements as currently in effect or if amended. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements, including: the risk that the Company will not modify the agreement with Future Electronics or that any existing or modified agreement will have additional adverse accounting consequences, particularly in any period in which any modifications may be made. Forward-looking statements should, therefore, be considered in light of various important factors, including those risk factors set forth in reports that we file periodically with the Securities and Exchange Commission, including without limitation our Annual Report on Form 10-K for the year ended December 31, 2002, Forms 10-Q for the quarters ended March 29, 2003, June 28, 2003, and September 27, 2003 and current reports on Form 8-K.

About Sipex

Sipex Corporation is a semiconductor company that designs, manufactures and markets high performance, value-added analog integrated circuits (ICs). Sipex serves the broad analog signal processing market with interface, power management and optical storage ICs for use in computing, communications, and networking infrastructure markets. The company is headquartered in Milpitas, California with additional offices in Belgium, China, Germany, Japan, South Korea and Taiwan. Sipex sells direct and through distribution channels. For more information about Sipex, visit www.sipex.com.

For further information, contact Phil Kagel, senior vice president and CFO at Sipex Corporation, 233 South Hillview Drive, Milpitas, CA 95035, Telephone (408-934-7500).

                                SIPEX CORPORATION
                 Condensed Consolidated Statements of Operations
                      (In thousands, except per share data)
                                   (Unaudited)

                                         Three Months Ended                 Nine Months Ended
                                   September 27,    September 28,    September 27,    September 28,
                                       2003             2002             2003             2002
Net sales                            $ 10,462         $ 16,625         $ 31,273         $ 49,677
  Net sales, related
   party                                5,950               --           15,146               --
  Net sales, before
   fair value of debt
   conversion rights                   16,412           16,125           46,419           49,677
  Fair value of debt
   conversion rights,
   related party                       (1,214)              --           (1,214)              --
      Total net Sales                  15,198           16,625           45,205           49,677
  Cost of sales                         7,881           23,181           27,178           56,001
  Cost of sales,
   related party                        3,748               --           12,246               --
      Total cost of
       sales                           11,629           23,181           39,424           56,001

    Gross profit (loss)                 3,569           (6,556)           5,781           (6,324)

Operating Expenses:
  Research and
   development                          3,377            3,407            9,738            9,680
  Marketing and selling                 1,759            1,813            5,126            6,286
  General and
   administrative                       1,563            1,816            5,679            6,116
  Reorganization                           --            1,623               --            1,623
  Restructuring and
   facility exit costs                    (29)           3,806             (329)           3,806
  Impairment                               --            1,819               --            4,803

      Total operating
       expenses                         6,670           14,284           20,214           32,314

Loss from operations                   (3,101)         (20,840)         (14,433)         (38,638)
Other expense, net                       (217)             (57)            (481)            (774)

  Loss before income
   tax                                 (3,318)         (20,897)         (14,914)         (39,412)
Income tax expense                         27              178              291           32,113

  Net Loss                           $ (3,345)        $(21,075)        $(15,205)        $(71,525)

  Net loss per common
   share - basic and
   Diluted                           $  (0.12)        $  (0.75)        $  (0.54)        $  (2.66)

  Weighted average
   common shares
   outstanding - basic
   and diluted                         28,145           27,955           28,077           26,920

                                SIPEX CORPORATION
                    Condensed Consolidated Balance Sheets
                                 (In thousands)
                                   (Unaudited)

                                             September 27, 2003   December 31, 2002
               ASSETS

Current assets:
  Cash, cash equivalents and short-term
   investments                                    $16,692             $16,469
  Accounts receivable, net                          8,058               7,278
  Accounts receivable, net, related party           3,069                  --
  Inventories                                      15,094              14,393
  Prepaid expense and other current assets          2,543               3,446
  Total current assets                             45,456              41,586
Property, plant and equipment, net                 51,766              56,997
Other assets                                          456                 203

  Total assets                                    $97,678             $98,786

  LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                $ 6,365             $ 8,103
  Accrued expenses                                  4,728               3,570
  Accrued restructuring costs                          --                 755
  Deferred income, related party                    4,006               1,383
  Total current liabilities                        15,099              13,811
Long-term debt, related party                      21,244              10,455
  Total liabilities                                36,343              24,266
Shareholder's equity                               61,335              74,520
  Total liabilities and shareholders'
   equity                                         $97,678             $98,786